UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 24, 2015, Marvell Technology Group Ltd. (the “Company”) issued a press release announcing its plan to restructure its mobile platform business which described the estimated revenues and gross profit in the first half of fiscal 2016 generated by the Company’s mobile platform.

The information in Item 2.02 of this Current Report, including the portion of the press release related to the preliminary estimated revenues and gross profit in the first half of fiscal 2016 generated by the Company’s mobile platform set forth in the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 23, 2015, the Board of Directors of the Company approved a plan to restructure its mobile platform business. On September 24, the Company issued a press release announcing the restructuring. The full text of the press release is attached as Exhibit 99.1 to this Report and is hereby incorporated by reference herein.

The restructuring will begin immediately and the Company expects the major activities to take place through the end of fiscal 2016. As a result, the Company expects to incur total charges of approximately $100 million to $130 million. The major components of the total charge include severance and employee-related costs expected to be incurred in the third and fourth quarters of fiscal 2016 and are expected to be in the range of $45 million to $55 million. Other major components include facilities and asset impairment charges in the range of $30 million to $40 million and an inventory write down charge in the range of $25 million to $35 million. Other than the asset impairment and inventory write down charges, substantially all of the other charges will consist of cash expenditures.

Given that the Company is in the early stages of this restructuring process, the amount and timing of these charges is uncertain. The Company will amend this Current Report on Form 8-K, or disclose in another periodic filing with the Securities and Exchange Commission, the amount of any material impairment and restructuring charges once they are determinable.

This filing contains forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. These statements include those relating to the proposed restructuring and charges related to termination benefits, impairment, inventory write-down, and cash expenditures. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the magnitude and timing of certain activities, the benefits of and the costs to be incurred in conducting the restructuring activities, the ability of the Company to redeploy technology and assets to and compete in other markets, the size of market opportunities, the timing and outcome of the Audit Committee’s investigation and the conclusions of the Audit Committee, actions that may be taken or required as a result of the Audit Committee’s investigation, actions by the United States Securities and Exchange Commission (“SEC”) or other regulatory agencies in connection with the Audit Committee’s investigation, and the outcome of NASDAQ’s review of Marvell’s plan of compliance and the timing and outcome of any NASDAQ decision. For other factors that could cause actual results to vary from expectations, please see the sections titled “Risk Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended May 2, 2015 and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2015

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Sukhi Nagesh
Sukhi Nagesh
Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated September 24, 2015